UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2025

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Lackawanna Place, South Orange, New Jersey 07079 (Address of principal executive offices, including ZIP code)

(201) 343-5202 (Registrant’s telephone number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NEPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2025, Nephros, Inc. (the “Company”) entered into a license and supply agreement (the “License and Supply Agreement”) with Medica S.p.A. (“Medica”), an Italy-based medical product manufacturing company, for the marketing and sale of certain filtration products based upon Medica’s proprietary Medisulfone ultrafiltration technology in conjunction with the Company’s filtration products (collectively, the “Products”), and to engage in an exclusive supply arrangement for the Products. The License and Supply Agreement supersedes and replaces that certain License and Supply Agreement, dated December 11, 2023 (the “Prior Agreement”), between the Company and Medica, which Prior Agreement was terminated by the parties upon entry into the License and Supply Agreement.

Under the License and Supply Agreement, Medica granted the Company an exclusive license, with right of sublicense, to market, promote, distribute, offer for sale and sell the Products in the Territory (as defined in the License and Supply Agreement). In addition, the Company granted to Medica an exclusive license under the Company’s intellectual property to make the Products during the term of the License and Supply Agreement. In exchange for the rights granted, the Company has agreed to make minimum annual aggregate purchases from Medica of €4,976,000, €5,349,000, €5,750,000, €6,000,000 and €6,300,000 for the years 2026, 2027, 2028, 2029 and 2030, respectively. The License and Supply Agreement contains other customary representations and warranties and indemnification obligations of the parties.

The term of the License and Supply Agreement continues in effect through December 31, 2030, unless earlier terminated by either party in accordance with the terms of the License and Supply Agreement. The Company has the right to terminate the License and Supply Agreement for convenience upon 90 days’ prior written notice. Medica may terminate the License and Supply Agreement upon written notice if the Company fails to cure a monetary default thereunder within 30 days after Medica provides written notice thereof to the Company. Either the Company or Medica may terminate the License and Supply Agreement if the other party is in material breach and such breach is not cured within the specified cure period. Additionally, either the Company or Medica may terminate the License and Supply Agreement in the event of specified insolvency events involving the other party.

The foregoing description of the License and Supply Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the License and Supply Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Item 1.02. Termination of a Material Definitive Agreement.

The information related to the termination of the Prior Agreement contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: November 26, 2025	By:	/s/ Judy Krandel
Judy Krandel
Chief Financial Officer